UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 30, 2014 (June 24, 2014)

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of RMG Networks Holding Corporation (the “Company”) held on June 24, 2014 (the “Annual Meeting”), the Company’s stockholders (1) elected each of the two nominees for class II directors for a three-year term expiring in 2017, (2) ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and (3) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1:

  Election of Class II Directors.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Alan Swimmer	7,443,832	1,655,183	0	846,487
Marvin Shrear	6,432,248	2,666,767	0	846,487

PROPOSAL 2:

  Approval of the ratification of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

Votes For	Votes Against	Abstentions
9,659,988	285,076	438

PROPOSAL 3:

  Approval to authorize the Board of Directors to adjourn and postpone the annual meeting to a later date or dates.

Votes For	Votes Against	Abstentions
9,299,090	646,407	5

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 30, 2014

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Loren Buck

Name: Loren Buck

Title: EVP